UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39531	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    7380 Coca Cola Drive, Suite 106,

Hanover, Maryland, 27106

    (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (443) 776-3133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PCSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2020, the Board of Directors of Processa Pharmaceuticals Inc. (the “Company”) appointed Dr. Khalid Islam to its Board of Directors, effective immediately. A copy of the news release announcing the appointment of Dr. Islam is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Dr. Islam, age 65, is an advisor to the venture group Kurma Biofund (Paris). He is currently chairman of the boards of directors of Fennec Pharmaceuticals Inc. (NASDAQ: FENC), Gain Therapeutics Inc. and Minoryx Therapeutics SL. He also serves on the board of Immunomedics Inc. (NASDAQ: IMMU) and previously served as the chairman and CEO of Gentium S.p.A. (a Nasdaq-listed company) from 2009-2014. Dr. Islam is also a director and shareholder of Elion Oncology, Inc. (“Elion”).

There were no arrangements or understandings between Dr. Islam and any other person pursuant to which Dr. Islam was elected to the Board of Directors. On October 6, 2020, the Company satisfied the contingencies related to the License Agreement it entered into with Elion on August 23, 2020, pursuant to which it acquired an exclusive license to develop, manufacture and commercialize PCS6422 globally. Pursuant to the License Agreement, the Company paid Elion $100,000 and issued Elion 825,000 shares of its common stock upon the grant of the license. The Company may be required to pay Elion various milestone and royalty payments in the future pursuant to the terms of the License Agreement. As a result of the Elion License Agreement, Dr. Islam is not independent under the rules of the Nasdaq Stock Market LLC. He will receive the same compensation as the Company’s other non-employee directors.

On November 3, 2020, Patrick Lin, resigned from the Board of Directors for personal reasons. Mr. Lin’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices and he will continue in his role as Chief Business Strategy Officer.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued on November 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: November 5, 2020	By:	/s/ David Young
David Young
Chief Executive Officer